MASTER DEVELOPMENT AGREEMENT

            THIS MASTER DEVELOPMENT AGREEMENT (the "Agreement") is made and entered into as of June 5, 1998, between PRIME HOSPITALITY CORP., a Delaware corporation, having its principal place of business at 700 Route 46 East, Fairfield, New Jersey 07004 ("Prime"), and HOSPITALITY WORLDWIDE SERVICES, INC., a New York corporation, having its principal place of business at 450 Park Avenue, Suite 2603, New York, New York 10022 ("HWS") (Prime and HWS may individually be referred to herein as a "Party" or collectively as the "Parties").

                                R E C I T A L S :

            WHEREAS, the Parties desire to collectively identify, purchase, acquire, own, hold, plan, design, construct, finance, lease, manage, operate and/or sell hotel properties under the "AmeriSuites" brand name, pursuant to a franchise agreement with AmeriSuites Hospitality, Inc. (all such activities being hereinafter referred to, collectively, as the "Business") through individual limited liability companies (each a "Company" and together the "Companies"), formed for the exclusive purpose of developing a single hotel property (each a "Project") purchased pursuant to the Business; and

            WHEREAS, the Parties desire to set forth the terms and conditions of their agreement to operate the Business, form the Companies, and develop the Projects, all as more particularly described herein.

            NOW, THEREFORE, in consideration of the mutual agreements, promises, and undertakings hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree that the following shall constitute the Agreement between the Parties:

                                    ARTICLE I

                            OPERATION OF THE BUSINESS

            1.1         HWS BUSINESS PLAN; TRACKING REPORTS.

            (a) HWS shall prepare and present to Prime a business plan specifying the markets and submarkets in which it proposes to conduct the Business (the "Business Plan"). The initial Business Plan will include the following regions: (i) the east coast market from Boston south through Washington, D.C., and (ii) the west coast market from Seattle to San Diego (collectively, the "Target Market"). The Parties agreed that HWS may explore other sites outside the Target Market (the "Opportunity"), provided that HWS submits such Opportunity to Prime for its approval.

            (b) HWS shall provide to Prime a monthly tracking report, containing, with regard to each Project identified, including, without limitation, those for which a "PAP" (as defined in Section 1.3) has yet to be

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prepared and approved and those for which an Operating  Agreement (as defined in
Section 1.4) has been executed, the information described on Exhibit 1.1(b) hereto, specifying HWS' progress in the identification of markets, the progress of specific Projects and other matters reasonably specified by Prime.

            1.2 IDENTIFICATION OF PROJECTS. HWS shall be primarily responsible for identifying the location of sites within the Target Market for a Project. Notwithstanding, Prime shall also have the right to identify and present potential development sites to HWS for its approval as part of the Business. However, in either case, the Party that identifies a potential development site must prepare and submit a PAP to the other Party in accordance with Section 1.3 of this Agreement.

            1.3 PRELIMINARY APPROVAL PACKAGE ("PAP"); AUTHORIZATION TO PROCEED.

            (a) Once a potential site is identified pursuant to Section 1.2, HWS or Prime, as the case may be, shall prepare a "Preliminary Approval Package" or "PAP" which shall set forth all of the pertinent information relating to the subject property, including, without limitation, the information described on
Exhibit 1.3(a)-1 attached hereto, and submit such information to the other Party for its approval. The receiving Party shall have five (5) days from the date of receipt of the PAP to either approve or disapprove of the proposed site in writing. Either Party's failure to respond in writing within the five-day period shall be deemed as an approval of the proposed site. In the event that Prime rejects a site proposal, HWS shall then be restricted from developing any AmeriSuites Competitive Hotel on the site independent of this Agreement. For purposes of this paragraph, an "AmeriSuites Competitive Hotel" shall be deemed to mean any mid-to-upper scale suite hotel without food and beverage service (for purposes of this restriction, a complimentary breakfast bar shall not constitute food and beverage service), including, without limitation, those hotels listed on Exhibit 1.3(a)-2 attached hereto, provided, however, Prime may waive this restriction in writing to allow HWS to develop an AmeriSuites Competitive Hotel on the site.

            (b) Once a PAP is approved, the Parties, in advance of forming the Company and executing the Operating Agreement (as hereafter defined) for the Project pursuant to Section 1.4 below, may elect to authorize HWS to initiate the process of obtaining one or more the contracts, plans and studies described in Article 3 of the Operating Agreement, by completing and executing the form attached hereto as Exhibit 1.3(b) (the "Authorization to Proceed"). Upon execution of the Authorization to Proceed, HWS shall initiate the process of obtaining the items described thereon in a manner consistent with the applicable provisions of the Operating Agreement, with the Parties agreeing to share equally in the costs incurred by HWS in connection therewith. Additionally, as more particularly set forth in the Operating Agreement and subject to the limitations set forth therein, upon approval of a PAP for a Project, Prime and HWS each shall be entitled to reimbursement by the Company for the out-of-pocket costs incurred by such Party in preparing and/or evaluating the PAP and Project site generally.

            1.4 FORMATION OF COMPANIES. Once a PAP is approved and the Parties elect to proceed with a Project, a Company shall be formed for the purpose of purchasing, acquiring, owning, holding, planning, designing, financing,

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constructing,  leasing,  managing,  operating  and  selling  such  Project.  The operating agreement for each Company shall be substantially in the form of the base form of operating agreement attached hereto as Exhibit 1.4 and incorporated herein by this reference (the "Operating Agreement"), which shall define the rights, obligations and responsibilities of the Company and each of the Parties with respect to each such Project. Upon execution of an Operating Agreement for a Project, except as specifically provided otherwise herein, the terms of this Agreement shall be superseded by the terms of the Operating Agreement (and any agreements executed in connection therewith) with respect to said Project, and the terms of the Operating Agreement (and any agreements executed in connection therewith) thereafter shall govern all aspects of said Project, including, without limitation, the relationship of the Parties with respect to said Project. Except as set forth in the Operating Agreement or as otherwise agreed to by the Parties, no investors or partners other than Prime and HWS shall be permitted to own any interest, whether beneficial or nominal, in a Company formed or a Project undertaken pursuant to this Agreement; provided, however, it is acknowledged and agreed that the foregoing limitation shall not apply to a five percent (5%) equity interest which was granted by HWS to Hospitality
Investment Counselors, Inc. ("HIC") pursuant to a contractual arrangement between HIC and HWS in each Project. Consequently, the five percent (5%) equity interest granted by HWS to HIC shall effectively reduce HWS' percentage ownership interest in a Company, but shall not in any way dilute Prime's percentage ownership interest (50%) in a Company.

            1.5         CAPITALIZATION OF THE COMPANIES; FINANCING OF PROJECTS.

            (a) The mutual goal of the Parties is to develop  approximately  ten
(10) to twenty (20) Projects pursuant to this Agreement. The total equity necessary to achieve this goal is estimated to be approximately Sixty Million Dollars ($60,000,000). In accordance with and subject to the terms of the Operating Agreement, for each Project approved pursuant to Section 1.3 above, Prime and HWS shall make equity contributions to the Company on a 50%-50% PRO
RATA pari passu basis, either directly or indirectly, for the purpose of purchasing, developing and constructing a final Project.

            (b) Unless otherwise agreed by the Parties, each Company shall elect to finance the acquisition, construction and permanent financing of a Project through the effort of Prime. Upon the execution of this Agreement, Prime shall attempt or shall continue to attempt to arrange for construction and permanent financing for the Projects. Prime shall endeavor to negotiate to obtain such financing from one or more third party institutional lenders on commercially reasonable terms which will be subject to approval by Prime and HWS. If required by the lender, Prime and HWS will jointly and severally guarantee completion of the hotels associated with each Project. Once financing for all or a portion of the Projects has been arranged by Prime and approved by both parties, Prime and HWS each agree to pay 50% of all costs and fees payable in connection with said financing (the "Financing Fees"), as and when such Financing Fees are due and payable, regardless of whether the specific Projects which will utilize such financing have been identified. Once the parties have executed an Operating Agreement for a Project, a pro rata portion of the Financing Fees (the "Project Financing Fees") will be allocated to such Project and the Company formed for that Project will reimburse Prime and HWS for the Project Financing Fees in accordance with the terms of the Operating Agreement.


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                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE PARTIES

            2.1 IN GENERAL. As of the date hereof, each of the Parties hereby makes each of the representations and warranties applicable to such Party as set forth in Section 2.2 hereof.

            2.2 REPRESENTATIONS AND WARRANTIES. Each Party hereby represents and warrants that:

            (a) DUE INCORPORATION OR FORMATION;  AUTHORIZATION OF AGREEMENT.  It
is duly organized or duly formed, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or formation and has the corporate power and authority to own its property and carry on its business as owned and carried on at the date hereof and as contemplated hereby. Such Party is duly licensed or qualified to do business and in good standing in each of the jurisdictions in which the failure to be so licensed or qualified would have a material adverse effect on its financial condition or its ability to perform its obligations hereunder. Such Party has the individual or corporate, power and authority to execute and deliver this Agreement and to perform its obligations hereunder and, the execution, delivery, and performance of this Agreement has been duly authorized by all necessary corporate action. This Agreement constitutes the legal, valid and binding obligation of such Party.

            (b) NO CONFLICT WITH RESTRICTIONS; NO DEFAULT. Neither the execution, delivery, and performance of this Agreement nor the consummation by such Party of the transactions contemplated hereby (i) will conflict with, violate, or result in a breach of any of the terms, conditions, or provisions of any law, regulation, order, writ, injunction, decree, determination, or award of any court, any governmental department, board, agency, or instrumentality, domestic or foreign, or any arbitrator, applicable to such Party or any of its wholly-owned affiliates, (ii) will conflict with, violate, result in a breach of, or constitute a default under any of the terms, conditions, or provisions of the articles of incorporation or bylaws of such Party or any of its wholly-owned affiliates if such Party is a corporation or of any material agreement or instrument to which such Party or any of its wholly-owned affiliates is a party or by which such Party or any of its wholly-owned affiliates is or may be bound or to which any of its material properties or assets is subject, (iii) will conflict with, violate, result in a breach of, constitute a default under (whether with notice or lapse of time or both), accelerate or permit the acceleration of the performance required by, give to others any material interests or rights, or require any consent, authorization, or approval under any indenture, mortgage, lease agreement, or instrument to which such Party or any of its wholly-owned affiliates is a party or by which such Party or any of its wholly-owned affiliates is or may be bound, or (iv) will result in the creation or imposition of any lien upon any of the material properties or assets of such Party or any of its wholly-owned affiliates.

            (c) GOVERNMENTAL AUTHORIZATIONS. Any registration, declaration or filing with or consent, approval, license, permit or other authorization or order by, any governmental or regulatory authority, domestic or foreign, that is required in connection with the valid execution,


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delivery,  acceptance, and performance by such Party under this Agreement or the consummation by such Party of any transaction contemplated hereby has been completed, made, or obtained, on or before the effective date of this Agreement.

            (d) LITIGATION. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of such Party or any of its wholly-owned affiliates, threatened against or affecting such Party or any of its wholly-owned affiliates or any of their properties, assets, or businesses in any court or before or by any governmental department, board, agency, or instrumentality, domestic or foreign, or any arbitrator which could, if adversely determined (or, in the case of an investigation could lead to any action, suit, or proceeding, which if adversely determined could) reasonably be expected to materially impair such Party's ability to perform its obligations under this Agreement or to have a material adverse effect on the consolidated financial condition of such Party; and such Party or any of its wholly-owned affiliates has not received any currently effective notice of any default, and such Party or any of its wholly-owned affiliates is not in default, under any applicable order, writ, injunction, decree, permit, determination, or award of any court, any governmental department, board, agency, or instrumentality, domestic or foreign, or any arbitrator which could reasonably be expected to materially impair such Party's ability to perform its obligations under this Agreement or to have a material adverse effect on the consolidated financial condition of such Party.

            (e) INVESTIGATION. Each Party is entering into this Agreement based upon its own investigation, and the exercise by such Party of its rights and the performance of its obligations under this Agreement will be based upon its own investigation, analysis, and expertise, and not in reliance on any representation or promise of the other Party which is not contained in this Agreement.

            (f) NO BROKERS. No brokers have been involved in either the consummation of this Agreement or any Company formed hereunder and no commissions, finder's fees or other compensation are due to any brokers or agents with regard to this Agreement or any Company to be formed hereunder. The foregoing representation does not extend to any brokers which may be involved with, or commissions which may be payable in connection with, the purchase of any real property for a Project.

                                   ARTICLE III

                         MUTUAL COVENANTS OF THE PARTIES

            3.1 MUTUAL EFFORTS. The Parties agree to endeavor to purchase, develop, own, operate and sell each Project to achieve the purpose of this Agreement.

            3.2 COMMUNICATION. Both Parties commit to communicate regularly with one another through their respective development representatives in a particular market and inform one another of any potential conflicts which would affect this Agreement or any other related agreements.

            3.3 INDEPENDENT IDENTIFICATION AND DEVELOPMENT. Except as otherwise stated herein, each of the Parties, and their affiliates, shall be free to identify, purchase and develop sites independent of this Agreement and to receive the income and benefits thereof (and no other Party shall have any interest therein by reason of this Agreement). HWS specifically acknowledges Prime's continuing right to develop sites independently and through alliances with other third parties, and to grant other franchise rights, in all markets, including, without limitation, those markets and sub-markets targeted by HWS.

            3.4 NO JOINT VENTURE OR PARTNERSHIP CREATED HEREBY. By entering into this Agreement, the Parties are not creating a joint venture or partnership and are not authorizing the other to bind either of them in any way not expressly set forth herein.

            3.5 COSTS. Except as expressly provided otherwise herein, in the Operating Agreement, or in any other agreements executed by the Parties hereto, each Party shall bear solely the costs incurred by such Party in connection with this Agreement.

                                   ARTICLE IV

                          NONDISCLOSURE OF INFORMATION

            4.1 CONFIDENTIALITY. All disclosures of trade secrets, know-how, financial information, or other confidential information made to any Party or made by any Party under or in connection with this Agreement, shall be received and maintained in confidence by the recipient during the term hereof and for three (3) years after termination of this Agreement and each Party shall treat all such trade secrets, know-how, financial information or other confidential information as confidential except:

            (a)         as  to  the  persons   directly   responsible   for  the
                        performance of the obligations of this Agreement and for the effective operation of the Business;

            (b) as to the professional advisers of the Parties and the Companies;

            (c) as to such information as is required by law to be disclosed by the Parties or the Companies; and

            (d)         as to such  information  as is or may  fall  within  the
                        public  domain   otherwise  than  in  violation  of  the
                        provisions of this Article.

            4.2 DUTY OF CARE. Each Party shall endeavor to assume that all managers, officers and employees of the Companies, to whom confidential information is disclosed, take all proper precautions to prevent the unauthorized disclosure and use of the confidential information referenced in this Article.


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                                    ARTICLE V

                           TERMINATION AND DISSOLUTION

            5.1 RIGHT TO TERMINATE. Notwithstanding any other provision of this Agreement to the contrary, Prime or HWS may terminate this Agreement (the "Termination Option"). The Termination Option may be exercised by either Prime or HWS at any time by giving ninety (90) days' written notice to the other Party of its intention to terminate. No Party shall be in default of this Agreement by virtue of its exercise of the Termination Option. Further, the Parties shall thereafter be released from all obligations and restrictions under this Agreement, except as specifically set forth herein. The exercise of the Termination Option by any Party shall not affect the rights, responsibilities and obligations of the Parties under any previously executed Operating Agreement or contract to purchase land or any liabilities of the Parties arising under this Agreement prior to the date of exercise of the Termination Option.


                                   ARTICLE VI

                               DISPUTE RESOLUTION

            6.1  ARBITRATION.  Any  dispute,  controversy  or claim of  whatever nature (except an interlocutory hearing for an action for a temporary restraining order, preliminary injunction or similar equitable relief) asserted by any Party against another Party arising out of or relating to this Agreement or the breach hereof, shall be settled by arbitration if requested by any Party pursuant to Section 6.2. The arbitration shall be conducted by one arbitrator, who shall be appointed pursuant to the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). The arbitration shall be held in New York, New York, and shall be conducted in accordance with the Commercial Arbitration Rules of the AAA, except that the rules set forth in this Article shall govern such arbitration to the extent that they conflict with the rules of the AAA. Notwithstanding anything herein which may be to the contrary, upon the execution of an Operating Agreement for a Project, any disputes arising in connection with said Project will be governed solely by the terms of the Operating Agreement (and by any other agreements executed in connection therewith).

            6.2 NOTICE. Upon written notice by a Party to another Party of a request by arbitration hereunder, the Parties shall use their best efforts to cause the arbitration to be conducted in an expeditious manner with such arbitration to be completed within sixty (60) days after selection of an arbitrator. In the arbitration, New York law shall govern except to the extent those laws conflict with the Commercial Arbitration Rules of the AAA and the provisions of this Article. There shall be no discovery except as the arbitrator shall permit following determination by the arbitrator that the Party seeking such discovery has a substantial demonstrable need. All other procedural matters shall be within the discretion of the arbitrator. In the event of a Party fails to comply with the procedures in any arbitration in any manner determined by the arbitrator, the arbitrator shall fix a reasonable period of time for compliance and, if the Party fails to comply within such period, a remedy deemed just by the arbitrator including without limitation, an award of default, may be imposed.

            6.3 BINDING NATURE. The determination and award of the arbitrator shall be final and binding on the Parties. Judgment upon the award rendered by the arbitrator may be entered in any court of competent jurisdiction thereof.

                                   ARTICLE VII

                                  MISCELLANEOUS

            7.1 AMENDMENTS. Amendments to this Agreement may only be made by the unanimous written consent of all of the Parties hereto.

            7.2 NOTICES. All notices and other communications required or permitted to be given or made under this Agreement shall be given or made in writing and shall be effective upon receipt if hand delivered or sent by telecopy or similar electronic means or one (1) business day following deposit with any nationally recognized overnight delivery service. Such notices shall be delivered by hand delivery, by telecopy, or similar electronic means, or by nationally recognized overnight courier providing next business day service, fees prepaid, addressed as follows:

If to HWS:                          Hospitality Worldwide Services, Inc.
                                    450 Park Avenue, Suite 2603
                                    New York, New York 10022
                                    ATTN:  Mr. Cory Rapkin

With a copy to:                     c/o HWS Realty Estate Advisory Group, Inc.
                                    1700 Broadway, Suite 1400
                                    Denver, Colorado 80290
                                    ATTN:  Mr. Geoff Davis

With a copy to:                     c/o HWS Realty Estate Advisory Group, Inc.
                                    1281 East Main Street
                                    Stamford, Connecticut 06902
                                    ATTN:  Thomas Prins

With a copy to:                     c/o HWS Real Estate Advisory Group, Inc.
                                    225 W. Washington Street, Suite 2200
                                    Chicago, Illinois 60606
                                    ATTN:  Mr. Scott Kaniewski

With a copy to:                     Hospitality Development Services Corp.
                                    711 Third Avenue, 14th Floor
                                    New York, New York 10017
                                    ATTN:  Adrian Werner
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With a copy to:                     Varner, Stephens, Humphries & White, LLP
                                    3350 Cumberland Circle
                                    Suite 1700 Riverwood
                                    Atlanta, Georgia 30339
                                    ATTN:  Louis C. Schwartz, Esq.

If to Prime:                        Prime Hospitality Corp.
                                    700 Route 46 East
                                    Fairfield, New Jersey 07004
                                    ATTN: Mr. David A. Simon

With a copy to:                     Prime Hospitality Corp.
                                    700 Route 46 East
                                    Fairfield, New Jersey 07004
                                    ATTN: Mr. Ethan P. Kramer

With a copy to:                     Prime Hospitality Corp.
                                    700 Route 46 East
                                    Fairfield, New Jersey 07004
                                    ATTN: Mr. Stephen Siegel

With a copy to:                     Prime Hospitality Corp.
                                    700 Route 46 East
                                    Fairfield, New Jersey 07004
                                    ATTN:  Kathleen T. Kneis, Esq.

            Any Party may change its address for the purpose of this Section 7 by notice to the other given in the manner set forth above.

            7.3  GOVERNING  LAW.  This  Agreement   shall  be  governed  by  and
interpreted in accordance with the laws of the State of New York in a like manner as an agreement made and wholly to be performed in the State of New York.

            7.4 VENUE. Each of the Parties consents to the jurisdiction of any court in New York County, New York, for any action arising out of matters related to this Agreement. Each of the Parties waives the right to commence an action in connection with this Agreement in any court outside of such County.

            7.5 ATTORNEY FEES. If any Party obtains an award in arbitration against any other Party by reason of the breach of this Agreement or the failure to comply with the terms hereof, reasonable attorneys' fees and costs as fixed by the arbitrator shall be included in such award.

            7.6 HEADINGS. The Article and Section headings of this Agreement are for convenience only, do not form a part of this Agreement, and shall not in any way affect the interpretation hereof.

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            7.7  CAPITALIZED  TERMS.  Any  capitalized  terms not defined herein shall have the meaning ascribed to such term in the Operating Agreement.

            7.8 EXTENSION NOT A WAIVER. No delay or omission in the exercise of any power, remedy or right herein provided or otherwise available to a Party shall impair or affect the right of such Party thereafter to exercise the same. Any extension of time or other indulgence granted to a Party hereunder shall not otherwise alter or affect any power, remedy or right of any other Party, or the obligations of the Party to whom such extension or indulgence is granted.

            7.9 CREDITORS NOT BENEFITED. Nothing contained in this Agreement is intended or shall be deemed to benefit any creditor of the Parties or any other third party.

            7.10 PUBLICITY. No Party shall issue any press release or otherwise publicize or disclose the terms of this Agreement or the terms of the Parties' acquisition of the interests in any Company, without the consent of the other Parties, except as such disclosure may be made in the course of normal reporting practices by a Party to its partners, shareholders, consultants or members or as otherwise required by law.

            7.11 CONSTRUCTION AND AMENDMENT. No oral explanation of or oral information relating to this Agreement offered by either party hereto shall alter the meaning or interpretation of this Agreement.

            7.12 FURTHER ACTION. Each Party agrees to perform all further acts and execute, acknowledge, and deliver any documents which may be reasonably necessary, appropriate, or desirable to carry out the provisions of this Agreement.

            7.13 VARIATION OF PRONOUNS. All pronouns and any variations thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the person or persons may require.

            7.14 SUCCESSORS AND ASSIGNS. Subject to the restrictions on transferability set forth in the Operating Agreement, this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors. This Agreement may not be assigned by either Party to this Agreement without the prior written consent of the other Party, which consent may be withheld in such Party's sole and absolute discretion.

            7.15 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same agreement.

            7.16 AMBIGUITIES. All of the parties to this Agreement have participated in the negotiation and drafting hereof. Accordingly, it is understood and agreed that the general rule that ambiguities are to be construed against the drafter shall not apply to this Agreement. In the event that any language of this Agreement is found to be ambiguous, each Party shall have an opportunity, in any proceeding, to present evidence as to the actual intent of the parties with respect to any such ambiguous language at the time the Agreement was executed.

            7.17 ENTIRE AGREEMENT. The terms and conditions contained herein, including those contained in the exhibits attached hereto, constitute the entire agreement between the Parties concerning the subject matter hereof, and shall supersede all previous communications, either oral or written, between the parties hereto, and no agreement or understanding varying or extending this Agreement shall be binding upon any Party unless in writing, signed by a duly authorized officer or representative of each Party.

            IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first set forth above.

                                   PRIME HOSPITALITY CORP., a Delaware
                                   corporation


                                   By:/s/ David A. Simon
                                      -----------------------------------------
                                      Title:  President


                                   HOSPITALITY WORLDWIDE SERVICES, INC.,
                                   a New York corporation


                                   By: /s/ Cory Rapkin
                                      -----------------------------------------
                                      Title:  Vice President